Exhibit 23.2





                                   CONSENT


We consent to the inclusion in this registration statement on Form S-4 (File No. 333-8379) of our report dated April 2, 1996, on our audits of the financial statements of Keebler Cookie/Cracker Company. We also consent to the reference to our firm under the caption "Experts".



/s/ Coopers & Lybrand L.L.P.
----------------------------
Coopers & Lybrand L.L.P.


Chicago, Illinois
October 2, 1996